Exhibit 99.1

FOR IMMEDIATE RELEASE

April 26, 2021

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2021 FIRST QUARTER FINANCIAL RESULTS AND PLANS TO RETURN CARES ACT GRANTS RECEIVED DURING FIRST QUARTER OF 2021

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended March 31, 2021 and 2020:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $209.1 million, or $2.43 per diluted share, during the first quarter of 2021, as compared to $142.0 million, or $1.64 per diluted share, during the first quarter of 2020. Net revenues increased 6.5% to $3.013 billion during the first quarter of 2021 as compared to $2.830 billion during the first quarter of 2020.

During the first quarter of 2021, we received approximately $188 million of additional funds from the federal government in connection with the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). We have begun coordinating the return of the funds with the appropriate government agencies and expect to return the $188 million during the second quarter of 2021 utilizing a portion of our cash and cash equivalents held on deposit. Therefore, our results of operations for the quarter ended March 31, 2021 include no impact from the receipt of those funds.

Also, and as previously announced earlier this year, in March of 2021 we funded the early repayment of $695 million of funds received during 2020 pursuant to the Medicare Accelerated and Advance Payment Program. These funds were returned to the government utilizing a portion of our cash and cash equivalents held on deposit.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the first quarter of 2021 was $210.1 million, or $2.44 per diluted share, as compared to $150.2 million, or $1.73 per diluted share, during the first quarter of 2020.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2021, was a net aggregate unfavorable after-tax impact of $1.1 million, or $.01 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $2.1 million, or $.02 per diluted share, ($2.8 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a favorable after-tax impact of $1.1 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2020, was a net aggregate unfavorable after-tax impact of $8.1 million, or $.09 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $7.4 million, or $.08 per diluted share, ($9.6 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a unfavorable after-tax impact of $0.8 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $426.3 million during the first quarter of 2021, as compared to $349.1 million during the first quarter of 2020. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $427.1 million during the first quarter of 2021 as compared to $358.7 million during the first quarter of 2020.

Acute Care Services – Three-month periods ended March 31, 2021 and 2020:

During the first quarter of 2021 adjusted admissions (adjusted for outpatient activity), at our acute care hospitals owned during both periods (“same facility basis”), decreased 12.1% and adjusted patient days decreased 0.7%, as compared to the first quarter of 2020. At these facilities, net revenue per adjusted admission increased 26.3% while net revenue per adjusted patient day increased 11.8% during the first quarter of 2021 as compared to the first quarter of 2020. Net revenues generated from our acute care services on a same facility basis increased 11.7% during the first quarter of 2021 as compared to the first quarter of 2020.

Behavioral Health Care Services – Three-month periods ended March 31, 2021 and 2020:

During the first quarter of 2021 adjusted admissions, at our behavioral health care facilities on a same facility basis, decreased 4.9% and adjusted patient days decreased 3.8%, as compared to the first quarter of 2020. At these facilities, net revenue per adjusted admission increased 6.2% while net revenue per adjusted patient day increased 4.9% during the first quarter of 2021 as compared to the comparable quarter in 2020. Net revenues generated from our behavioral health care services on a same facility basis increased 0.9% during the first quarter of 2021 as compared to the first quarter of 2020.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time. The COVID-19 vaccination process commenced during the first quarter of 2021 and, while we expect the administration of vaccines will assist in easing the number of COVID-19 patients, the pace of distribution and the portion of the population that will ultimately become vaccinated is difficult to predict. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

For the three months ended March 31, 2021, our net cash provided by operating activities was $72 million as compared to $502 million during the first quarter of 2020.  The $430 million net decrease in our cash provided by operating activities during the first quarter of 2021, as compared to the first quarter of 2020, was due to: (i) an unfavorable change of $509 million resulting primarily from the above-mentioned $695 million of Medicare accelerated payments repaid during the first quarter of 2021, net of the $188 million of CARES Act grants received during the first quarter of 2021; (ii) a favorable change of $72 million resulting from an increase in net income plus depreciation and amortization expense and stock-based compensation expense, and; (iii) $7 million of other combined net favorable changes.

Liquidity:

As of March 31, 2021, we had $997 million of aggregate available borrowing capacity pursuant to our $1 billion revolving credit facility, net of outstanding letters of credit. In addition, as of March 31, 2021, we had approximately $765 million of cash and cash equivalents.

Quarterly Dividend and Stock Repurchase Program:

As previously announced, during the first quarter our Board of Directors approved a $0.20 per share cash dividend that was paid on March 31, 2021 to shareholders of record as of March 15, 2021.

In addition, in April, 2021, our Board of Directors approved a resumption to our stock repurchase program, effective immediately. Pursuant to our $2.7 billion stock repurchase program, which had an aggregate available repurchase authorization of $559.6 million as of March 31, 2021, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. Since inception of the program in 2014 through March 31, 2021, we have repurchased approximately 18.02 million shares at an aggregate cost of approximately $2.14 billion (approximately $119 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 27, 2021. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.6 billion during 2020. In 2021, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2020 ranked #281 on the Fortune 500; and listed #330 in Forbes ranking of U.S.’ Largest Public Companies.

Our operating philosophy is as effective today as it was over 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 89,000 employees and through its subsidiaries operates 26 acute care hospitals, 335 behavioral health facilities, 39 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 38 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2020), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2021.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, our adoption of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, changes in the reserve established in connection with our discussions with the Department of Justice, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2021	2020
Net revenues	$3,012,987	2,829,667

Operating charges:
Salaries, wages and benefits	1,497,773	1,432,669
Other operating expenses	709,708	689,790
Supplies expense	347,110	317,827
Depreciation and amortization	131,403	124,394
Lease and rental expense	31,324	28,293
	2,717,318	2,592,973

Income from operations	295,669	236,694
Interest expense, net	21,957	36,351
Other (income) expense, net	835	9,560
Income before income taxes	272,877	190,783
Provision for income taxes	63,807	46,323
Net income	209,070	144,460
Less: Net income attributable to noncontrolling interests	(21)	2,423
Net income attributable to UHS	$209,091	$142,037

Basic earnings per share attributable to UHS (a)	$2.46	$1.64

Diluted earnings per share attributable to UHS (a)	$2.43	$1.64

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2021	2020
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$209,091	$142,037
Less: Net income attributable to unvested restricted share grants	(552)	(373)
Net income attributable to UHS - basic and diluted	$208,539	$141,664

Weighted average number of common shares - basic	84,782	86,212

Basic earnings per share attributable to UHS:	$2.46	$1.64

Weighted average number of common shares	84,782	86,212
Add: Other share equivalents	1,014	243
Weighted average number of common shares and equiv. - diluted	85,796	86,455

Diluted earnings per share attributable to UHS:	$2.43	$1.64

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2021 and 2020
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2021	revenues	March 31, 2020	revenues
Net income attributable to UHS	$209,091		$142,037
Depreciation and amortization	131,403		124,394
Interest expense, net	21,957		36,351
Provision for income taxes	63,807		46,323
EBITDA net of NCI	$426,258	14.1%	$349,105	12.3%

Other (income) expense, net	835		9,560
Adjusted EBITDA net of NCI	$427,093	14.2%	$358,665	12.7%

Net revenues	$3,012,987		$2,829,667

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2021		March 31, 2020
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$209,091	$2.43	$142,037	$1.64
Plus/minus after-tax adjustments:
Unrealized loss on marketable securities held for sale	2,137	0.02	7,350	0.08
Impact of ASU 2016-09	(1,079)	(0.01)	770	0.01
Subtotal adjustments	1,058	0.01	8,120	0.09
Adjusted net income attributable to UHS	$210,149	$2.44	$150,157	$1.73

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months
	ended March 31,
	2021	2020
Net income	$209,070	$144,460
Other comprehensive income (loss):
Foreign currency translation adjustment	(10,346)	(39,201)
Other comprehensive income (loss) before tax	(10,346)	(39,201)
Income tax expense (benefit) related to items of other comprehensive income (loss)	(1,466)	(2,108)
Total other comprehensive income (loss), net of tax	(8,880)	(37,093)

Comprehensive income	200,190	107,367
Less: Comprehensive income attributable to noncontrolling interests	(21)	2,423
Comprehensive income attributable to UHS	$200,211	$104,944

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$764,502	$1,224,490
Accounts receivable, net	1,668,650	1,728,928
Supplies	193,961	190,417
Other current assets	157,052	138,034
Total current assets	2,784,165	3,281,869

Property and equipment	10,119,037	9,885,888
Less: accumulated depreciation	(4,623,435)	(4,512,764)
	5,495,602	5,373,124
Other assets:
Goodwill	3,886,973	3,882,715
Deferred income taxes	23,514	22,689
Right of use assets-operating leases	326,703	336,513
Deferred charges	4,782	4,985
Other	574,590	574,984
Total Assets	$13,096,329	$13,476,879

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$107,281	$331,998
Accounts payable and other liabilities	1,779,700	1,668,671
Medicare accelerated payments and deferred CARES Act and other grants	189,320	376,151
Operating lease liabilities	60,812	59,796
Federal and state taxes	102,266	44,423
Total current liabilities	2,239,379	2,481,039

Other noncurrent liabilities	476,377	458,549
Operating lease liabilities noncurrent	267,707	278,303
Medicare accelerated payments noncurrent	0	322,617
Long-term debt	3,505,822	3,524,253
Deferred income taxes	735	5,582

Redeemable noncontrolling interest	4,470	4,569

UHS common stockholders' equity	6,513,862	6,317,146
Noncontrolling interest	87,977	84,821
Total equity	6,601,839	6,401,967

Total Liabilities and Stockholders' Equity	$13,096,329	$13,476,879

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$209,070	$144,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	131,403	124,394
Stock-based compensation expense	18,022	18,047
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	56,851	69,763
Accrued interest	10,133	(4,412)
Accrued and deferred income taxes	53,769	45,200
Other working capital accounts	82,663	73,929
Medicare accelerated payments and deferred CARES Act and other grants	(509,448)	0
Other assets and deferred charges	(17)	11,084
Other	2,623	(3,038)
Accrued insurance expense, net of commercial premiums paid	35,467	49,559
Payments made in settlement of self-insurance claims	(18,741)	(26,924)
Net cash provided by operating activities	71,795	502,062
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(247,459)	(184,102)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	(14,264)	51,691
Increase in capital reserves of commercial insurance subsidiary	100	0
Costs incurred for purchase and implementation of information technology applications	(575)	(1,857)
Investment in, and advances to, joint venture and other	(129)	(751)
Net cash used in investing activities	(262,327)	(135,019)
Cash Flows from Financing Activities:
Reduction of long-term debt	(251,830)	(185,098)
Additional borrowings	0	5,453
Repurchase of common shares	(7,464)	(172,092)
Dividends paid	(17,018)	(17,344)
Issuance of common stock	3,357	3,002
Profit distributions to noncontrolling interests	(4,525)	(5,735)
Purchase of ownership interests by minority member	7,603	0
Net cash used in financing activities	(269,877)	(371,814)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	423	(1,673)
Decrease in cash, cash equivalents and restricted cash	(459,986)	(6,444)
Cash, cash equivalents and restricted cash, beginning of period	1,279,154	105,667
Cash, cash equivalents and restricted cash, end of period	$819,168	$99,223
Supplemental Disclosures of Cash Flow Information:
Interest paid	$11,421	$39,483
Income taxes paid, net of refunds	$8,654	$6,783
Noncash purchases of property and equipment	$60,124	$58,935

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		3 months ended
		3/31/2021
Acute Care Services
Revenues		11.7%
Adjusted Admissions		-12.1%
Adjusted Patient Days		-0.7%
Revenue Per Adjusted Admission		26.3%
Revenue Per Adjusted Patient Day		11.8%

Behavioral Health Care Services
Revenues		0.9%
Adjusted Admissions		-4.9%
Adjusted Patient Days		-3.8%
Revenue Per Adjusted Admission		6.2%
Revenue Per Adjusted Patient Day		4.9%

UHS Consolidated	Three months ended
	3/31/2021	3/31/2020
Revenues	$3,012,987	$2,829,667
EBITDA net of NCI	$426,258	$349,105
EBITDA Margin net of NCI	14.1%	12.3%
Adjusted EBITDA net of NCI	$427,093	$358,665
Adjusted EBITDA Margin net of NCI	14.2%	12.7%

Cash Flow From Operations	$71,795	$502,062
Days Sales Outstanding	50	48
Capital Expenditures	$247,459	$184,102

Debt	$3,613,103	$3,805,320
UHS' Shareholders Equity	$6,513,862	$5,413,209
Debt / Total Capitalization	35.7%	41.3%
Debt / EBITDA net of NCI (1)	1.87	2.37
Debt / Adjusted EBITDA net of NCI (1)	1.87	2.23
Debt / Cash From Operations (1)	1.87	2.52
Net Debt / EBITDA net of NCI (1) (2)	1.48
Net Debt / Adjusted EBITDA net of NCI (1) (2)	1.48
Net Debt / Cash From Operations (1) (2)	1.48

(1) Latest 4 quarters
(2) Debt, net of approximately $749,000 of short-term cash investments as of March 31, 2021.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three Months ended

March 31, 2021 and 2020

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2021		March 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,671,836	100.0%	$1,497,123	100.0%
Operating charges:
Salaries, wages and benefits	706,811	42.3%	658,929	44.0%
Other operating expenses	393,207	23.5%	375,531	25.1%
Supplies expense	296,478	17.7%	264,530	17.7%
Depreciation and amortization	81,184	4.9%	77,928	5.2%
Lease and rental expense	20,112	1.2%	16,020	1.1%
Subtotal-operating expenses	1,497,792	89.6%	1,392,938	93.0%
Income from operations	174,044	10.4%	104,185	7.0%
Interest expense, net	246	0.0%	618	0.0%
Other (income) expense, net	-	-	-	-
Income before income taxes	$173,798	10.4%	$103,567	6.9%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2021		March 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,694,542	100.0%	$1,521,049	100.0%
Operating charges:
Salaries, wages and benefits	707,218	41.7%	658,959	43.3%
Other operating expenses	416,007	24.5%	399,457	26.3%
Supplies expense	296,479	17.5%	264,530	17.4%
Depreciation and amortization	81,362	4.8%	77,928	5.1%
Lease and rental expense	20,112	1.2%	16,020	1.1%
Subtotal-operating expenses	1,521,178	89.8%	1,416,894	93.2%
Income from operations	173,364	10.2%	104,155	6.8%
Interest expense, net	246	0.0%	618	0.0%
Other (income) expense, net	-	-	-	—
Income before income taxes	$173,118	10.2%	$103,537	6.8%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three Months ended

March 31, 2021 and 2020

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2021		March 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,292,042	100.0%	1,281,052	100.0%
Operating charges:
Salaries, wages and benefits	701,567	54.3%	690,375	53.9%
Other operating expenses	245,373	19.0%	242,366	18.9%
Supplies expense	50,746	3.9%	51,561	4.0%
Depreciation and amortization	45,302	3.5%	42,715	3.3%
Lease and rental expense	11,274	0.9%	11,020	0.9%
Subtotal-operating expenses	1,054,262	81.6%	1,038,037	81.0%
Income from operations	237,780	18.4%	243,015	19.0%
Interest expense, net	338	0.0%	364	0.0%
Other (income) expense, net	413	0.0%	889	0.1%
Income before income taxes	$237,029	18.3%	$241,762	18.9%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2021		March 31, 2020
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,315,337	100.0%	1,306,109	100.0%
Operating charges:
Salaries, wages and benefits	703,975	53.5%	693,272	53.1%
Other operating expenses	269,297	20.5%	266,182	20.4%
Supplies expense	51,009	3.9%	51,639	4.0%
Depreciation and amortization	46,482	3.5%	43,889	3.4%
Lease and rental expense	11,683	0.9%	12,158	0.9%
Subtotal-operating expenses	1,082,446	82.3%	1,067,140	81.7%
Income from operations	232,891	17.7%	238,969	18.3%
Interest expense, net	1,153	0.1%	397	0.0%
Other (income) expense, net	413	0.0%	889	0.1%
Income before income taxes	$231,325	17.6%	$237,683	18.2%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months ended
March 31, 2021 and 2020

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/21	03/31/20	% change	03/31/21	03/31/20	% change

Hospitals owned and leased	26	26	0.0%	335	331	0.9%
Average licensed beds	6,515	6,451	1.0%	24,018	23,634	1.6%
Average available beds	6,343	6,279	1.0%	23,918	23,531	1.6%
Patient days	392,391	370,513	5.9%	1,534,162	1,592,611	-3.7%
Average daily census	4,359.9	4,071.7	7.1%	17,046.2	17,501.2	-2.6%
Occupancy-licensed beds	66.9%	63.1%	6.0%	71.0%	74.1%	-4.2%
Occupancy-available beds	68.7%	64.8%	6.0%	71.3%	74.4%	-4.2%
Admissions	72,924	77,768	-6.2%	115,408	121,017	-4.6%
Length of stay	5.4	4.8	12.9%	13.3	13.2	1.0%

Inpatient revenue	$9,119,184	$7,821,472	16.6%	$2,473,565	$2,525,539	-2.1%
Outpatient revenue	4,580,720	4,681,741	-2.2%	246,764	259,739	-5.0%
Total patient revenue	13,699,904	12,503,213	9.6%	2,720,329	2,785,278	-2.3%
Other revenue	143,265	116,278	23.2%	62,208	56,390	10.3%
Gross hospital revenue	13,843,169	12,619,491	9.7%	2,782,537	2,841,668	-2.1%
Total deductions	12,148,627	11,098,442	9.5%	1,467,200	1,535,559	-4.5%
Net hospital revenue	$1,694,542	$1,521,049	11.4%	$1,315,337	$1,306,109	0.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/21	03/31/20	% change	03/31/21	03/31/20	% change

Hospitals owned and leased	26	26	0.0%	319	319	0.0%
Average licensed beds	6,515	6,451	1.0%	23,689	23,397	1.2%
Average available beds	6,343	6,279	1.0%	23,589	23,294	1.3%
Patient days	392,391	370,513	5.9%	1,525,725	1,582,445	-3.6%
Average daily census	4,359.9	4,071.7	7.1%	16,952.5	17,389.5	-2.5%
Occupancy-licensed beds	66.9%	63.1%	6.0%	71.6%	74.3%	-3.7%
Occupancy-available beds	68.7%	64.8%	6.0%	71.9%	74.7%	-3.7%
Admissions	72,924	77,768	-6.2%	114,426	120,082	-4.7%
Length of stay	5.4	4.8	12.9%	13.3	13.2	1.2%